UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  May 11, 2009

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                      Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                      Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 11, 2009, the communications attached hereto as Exhibit 99.1 and Exhibit 99.2 were distributed to employees of Gevity HR, Inc., which are incorporated herein by reference.

Additional Information and Where to Find it

In connection with the Merger, Gevity filed a definitive proxy statement with the SEC on April 15, 2009.  INVESTORS AND SECURITY HOLDERS OF GEVITY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Proxy Statement has been mailed to shareholders of Gevity.  Investors and security holders may obtain a free copy of the Proxy Statement, and other documents filed by Gevity with the SEC, at the SEC’s web site at http://www.sec.gov.  In addition, the documents filed by Gevity with the SEC may be obtained free of charge by contacting Gevity at Gevity HR, Inc., Attn: Investor Relations, 9000 Town Center Parkway, Bradenton, Florida 34202, Telephone: 1-800-243-8489, extension 4034. Gevity’s filings with the SEC are also available on its website at gevity.com.

Gevity and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Gevity’s shareholders with respect to the merger. Information about Gevity’s executive officers and directors and their ownership of Gevity’s common shares is set forth in the Proxy Statement which was filed with the SEC on April 15, 2009.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Communication from Burton Goldfield, dated May 11, 2009

99.2	Communication from Steve Carlson, dated May 11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.

Date: May 11, 2009	By:	/s/ Edwin E. Hightower, Jr.
Edwin E. Hightower, Jr.
Senior Vice President and Chief Legal Officer

Exhibit Index

Exhibit Number	Description

(d) Exhibits

99.1	Communication from Burton Goldfield, dated May 11, 2009

99.2	Communication from Steve Carlson, dated May 11, 2009